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                                                                     Exhibit 4.1


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                          RADNOR HOLDINGS CORPORATION
                                   as Issuer,

                             WINCUP HOLDINGS, INC.
                          RADNOR CHEMICAL CORPORATION
                              STYROCHEM U.S., INC.
                            RADNOR MANAGEMENT, INC.
                             RADNOR DELAWARE, INC.

                                 as Guarantors

                                      and

                           FIRST UNION NATIONAL BANK
                                   as Trustee
                              -------------------


                         FOURTH SUPPLEMENTAL INDENTURE


                           Dated as of July 16, 1998

         (Supplementing a Trust Indenture Dated as of December 5, 1996,
               as amended by a First Supplemental Indenture Dated
                  as of December 17, 1996, Second Supplemental
                   Indenture Dated as of October 15, 1997 and
                       Third Supplemental Trust Indenture
                            dated February 9, 1998)

                              -------------------

                                  $100,000,000

                           10% Senior Notes due 2003



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          THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of the 16th day of July
1998, (this "Fourth Supplemental Indenture") is among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the "Company"), WINCUP HOLDINGS, INC., a Delaware corporation, RADNOR CHEMICAL CORPORATION (formerly SP Acquisition Co.), a Delaware corporation, STYROCHEM U.S., INC. (formerly StyroChem International, Inc.), a Texas corporation, RADNOR MANAGEMENT, INC., a Delaware corporation and RADNOR DELAWARE, INC., a Delaware corporation (collectively, the "Guarantors") and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                   RECITALS:

          The Company, the Guarantors and the Trustee are parties to a certain Indenture dated December 5, 1996, as amended by a First Supplemental Indenture dated December 17, 1996, a Second Supplemental Indenture dated as of October 15, 1997 and a Third Supplemental Trust Indenture dated as of February 9, 1998 (as amended, the "Indenture") relating to the creation by the Company of an issue of $100,000,000 of its 10% Senior Notes, due 2003 (the "Securities");

          Each Guarantor has issued a guarantee of the Securities (collectively, the "Guarantees") pursuant to which the Guarantors have guaranteed, in accordance with Article Thirteen of the Indenture, all Indenture Obligations (as such term is defined in the Indenture);

          Each Foreign Subsidiary as of the date hereof was acquired by the Company on or after the Issue Date (as such term is defined in the Indenture), and accordingly, is a Restricted Subsidiary; and

          The Company, the Guarantors and the Trustee now desire to enter into this Fourth Supplemental Indenture pursuant to Section 902 of the Indenture, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by act of said Holders delivered to the Company, each Guarantor and the Trustee, in order to (i) amend the Indenture to conform the covenants of the Company provided for therein to certain of the covenants of the Company set forth in the Indenture dated as of October 15, 1997 entered into by the Company, the Guarantors and the Trustee relating to the creation by the Company of an issue of $60,000,000 of its 10% Series B Senior Notes due 2003 (the "Series B Indenture") and (ii) release certain Foreign Subsidiaries from their guarantees of the Securities;

          Capitalized terms used herein without definition shall have the meanings given such terms in the Indenture as amended by this Fourth Supplemental Indenture.

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          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and for other good and valuable consideration, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under the Indenture, as follows:

     SECTION 1 DEFINITIONS

          1.1  Amended Definitions.  The definitions of the following terms,
               -------------------
which are defined in Section 101 of the Indenture, are amended and restated to read as follows:

          (a) "Amended Credit Agreement" means the Second Amended and Restated Credit and Security Agreement dated as of October 15, 1997 among the Company, WinCup Holdings, Inc., Radnor Chemical Corporation (formerly SP Acquisition Co.), and StyroChem U.S., Inc. (formerly StyroChem International, Inc.), as borrowers("U.S. Borrowers") and BNY Financial Corporation (successor in interest to the Bank of New York Commercial Corporation), as agent and lender, and the supplement thereto, among StyroChem Europe (The Netherlands) B.V., StyroChem Finland Oy, ThermiSol Denmark ApS, ThermiSol Finland Oy, and ThermiSol Sweden AB, as borrowers, the U.S. Borrowers as guarantors and BNY Financial Ltd. as agent and lender, dated as of December 12, 1997, as amended from time to time.

          (b) " Permitted Investment" means (i) any Investment in Cash Equivalents, (ii) any Investment in the Company, (iii) Investments in existence on the Issue Date, (iv) intercompany notes permitted under clause (f) of the definition of "Permitted Indebtedness" in this Section 101, (v) Investments in any Controlled Subsidiary or any Guarantor, or any Person which, as a result of such Investment, becomes a Controlled Subsidiary or a Guarantor, and (vi) Investments that do not at one time outstanding exceed $20,000,000 in joint ventures, corporations, limited liability companies, partnerships or Unrestricted Subsidiaries.

          (c) " Restricted Subsidiary" means (i) any Guarantor, (ii) any Subsidiary of the Company in existence on the date hereof to which any line of business or division (and the assets associated therewith) of any Guarantor are transferred after the Issue Date, (iii) any Subsidiary of the Company organized or acquired on or after the Issue Date, unless such Subsidiary has been designated as an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of "Unrestricted Subsidiary" and (iv) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors; provided, that immediately after giving

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effect to any such designation (A) no Default of Event of Default has occurred and is continuing and (B) in the case of any designation referred to in clause
(iii) or (iv) hereof, the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described in the initial paragraph under Section 1008 hereof, on a pro forma basis taking into account such designation. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an officer's certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding any provision of this Indenture to the contrary, each Guarantor shall be a Restricted Subsidiary.

          1.2  New Definitions.  The following new definitions are added to
               ---------------
Section 101 of the Indenture:

          (a) "Controlled Subsidiary" means a Restricted Subsidiary (i) 80% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is at the time owned by the Company (directly or through one or more Controlled Subsidiaries of the Company) and (ii) of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

          (b) " Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not incorporated or organized in any jurisdiction outside of the United States of America.

          (c) " Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than a Domestic Subsidiary of such Person.


     SECTION 2 AMENDMENTS

          2.1  Events of Default.  Section 501 of the Indenture is amended and
               -----------------
restated to read as follows:

          An "Event of Default" shall occur if:

          (1) there shall be a default in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of thirty (30) days;

          (2) there shall be a default in the payment of the principal of, or premium with respect to, any Security when

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     the same becomes due and payable, at maturity, upon redemption, in connection with a Change of Control, an Asset Sale or otherwise;

          (3) the Company or any Guarantor fails to observe or perform any covenant, condition or agreement on the part of the Company or such Guarantor to be observed or performed pursuant to Article Eight hereof;

          (4) the Company or any Guarantor fails to observe or perform any covenant, condition or agreement on the part of the Company or such Guarantor to be observed or performed pursuant to Section 1006, 1008, 1009, 1010, 1012, 1014, 1019 or 1020 hereof and such failure continues for a period of thirty (30) days;

          (5) the Company or any Guarantor fails to observe or perform any other covenant, condition or agreement in this Indenture or the Securities and such failure continues for the period and after the notice specified below;

          (6) the Company denies or disaffirms its obligations under this Indenture or the Securities;

          (7) a Guarantor denies or disaffirms its obligations under its Guarantee, or any Guarantee for any reason ceases to be, or is asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

          (8) a default occurs under any Indebtedness of the Company or any of its Subsidiaries (other than the Securities or the Guarantees), whether such Indebtedness now exists or is created after the Closing Date if either
     (A) such default results from the failure to pay the final scheduled principal installment in respect of any such Indebtedness on the stated maturity date thereof (after giving effect to any grace period) or (B) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of all other Indebtedness with respect to which the principal amount remains unpaid at its final maturity (after giving effect to any grace period in respect of such final scheduled principal installment) or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (9) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its

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     Restricted Subsidiaries and such judgment or judgments remain undischarged, unbonded or unstayed for a period of sixty (60) days, provided that the aggregate of all such judgments (other than any judgment as to which and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) exceeds $5,000,000;

          (10) the Company, any Guarantor or any other Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case in which it is a debtor,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e) admits in writing its inability to pay debts as the same become due; or

          (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company, any Guarantor or any other Restricted Subsidiary in an involuntary case in which it is a debtor,

               (b) appoints a Custodian of the Company, any Guarantor or any other Restricted Subsidiary or for all or substantially all of their property,

               (c) orders the liquidation of the Company, any Guarantor or any other Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for sixty (60) days.

          The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Securities then Outstanding notify the Company and the Trustee, of the Default and the Company does not cure the Default within sixty (60) days after

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receipt of such notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

          The failure to make any payment on the Securities when due shall, after the expiration date of any applicable grace period, constitute an Event of Default under this Indenture.

          2.2  Cross References.  References in this Indenture to clauses (9)
               ----------------
and (10) of Section 501 shall be deemed to refer instead to clauses (10) and
(11) of Section 501.

          2.3  Subsidiary Guarantees.  Section 1019 of the Indenture is amended
               ---------------------
to read as follows:

          (a) If (i) any Domestic Subsidiary of the Company becomes a Restricted Subsidiary after the Issue Date, (ii) the Company or any Subsidiary of the Company that is a Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a value equal to or greater than 15% of the Company's total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of the Company that is not a Guarantor or are not Guarantors, or (iii) any Domestic Subsidiary of the Company which has a value equal to or greater than 5% of the Company's total assets determined on a consolidated basis as of the time of determination directly or indirectly guarantees any Senior Indebtedness of the Company, or (iv) any Foreign Subsidiary of the Company which has a value equal to or greater than 5% of the Company's total assets determined on a consolidated basis as of the time of determination and is not a Guarantor (x) directly or indirectly guarantees any Senior Indebtedness of the Company or (y) causes more than two-thirds of its Capital Stock to be pledged to secure any Senior Indebtedness of the Company, the Company shall cause such Subsidiary or Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or Subsidiaries shall unconditionally guarantee, in accordance with Article Thirteen hereof, all of the Company's obligations under the Indenture and the Securities on the same terms as the other Guarantors, which Guarantee shall rank pari passu with any Senior Indebtedness of such Subsidiary. The provisions of clauses (ii) and (iii) of this paragraph shall not apply to any transaction permitted by Section 1009. The Company may, at its option, cause any Subsidiary of the Company which is a Foreign Subsidiary to execute and deliver a Guarantee in accordance with the provisions of Article XIII of this Indenture.

          (b) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as

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a "Guarantee" and the issuer of each such Guarantee is referred to as a
"Guarantor." Notwithstanding the foregoing, any Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, exchange, transfer or other disposition (by way of merger, consolidation or otherwise), to any Person(provided, that if such Person is a Guarantor, the Guarantee of such Person shall not also be released and discharged) of all of the Equity Interests of any Guarantor, or all or substantially all of the assets of any Guarantor, which is in compliance with this Indenture, or (ii) the release of the guarantee or other obligation of any Guarantor with respect to any other Senior Indebtedness of the Company which caused such Guarantor to guarantee the Company's obligations under this Indenture and the Securities in accordance with clause (iii) or (iv) of paragraph (a) of this section.

     SECTION 3 RELEASE OF FOREIGN SUBSIDIARIES

          3.1 In accordance with the requirements of Section 1019 of the Indenture, prior to its amendment by this Fourth Supplemental Indenture, StyroChem International, Ltd., StyroChem Europe (The Netherlands) B.V., StyroChem Finland OY, Thermisol Finland OY, Thermisol Denmark APS, and Thermisol Sweden AB (collectively, the "Foreign Guarantors") guaranteed all of the Indenture Obligations pursuant to, in the case of StyroChem International, Ltd., the Indenture, and, in the case of the other Foreign Guarantors, a Second Supplemental Indenture dated as of October 15, 1997 (the "Second Supplemental Indenture") executed and delivered by certain of the Foreign Guarantors to the Trustee. The Indenture, as amended by this Fourth Supplemental Indenture, does not require the Foreign Guarantors to guarantee the Indenture Obligations. Accordingly, the Company has requested, and the Trustee hereby agrees, pursuant to the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, that the Foreign Guarantors are released from the Indenture and the Second Supplemental Indenture and from all obligations and liabilities in connection with their guarantee of the Indenture Obligations under the Indenture, effective as of October 15, 1997.

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          IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                         RADNOR HOLDINGS CORPORATION


Attest:/s/ CJWilliamson                  By: /s/  Michael T. Kennedy
       ---------------------                ------------------------
       Name:  CJWilliamson                     Michael T. Kennedy
       Title:  Secretary                       President


                                         WINCUP HOLDINGS, INC.


Attest:/s/ CJWilliamson                  By: /s/  Michael T. Kennedy
       ---------------------                ------------------------
       Name:  CJWilliamson                     Michael T. Kennedy
       Title:  Secretary                       President


                                         RADNOR CHEMICAL CORPORATION


Attest:/s/ CJWilliamson                  By: /s/  Michael T. Kennedy
       ---------------------                ------------------------
       Name:  CJWilliamson                     Michael T. Kennedy
       Title:  Secretary                       President



                                         STYROCHEM U.S., INC.


Attest:/s/ CJWilliamson                  By: /s/  Michael T. Kennedy
       ---------------------                ------------------------
       Name:  CJWilliamson                     Michael T. Kennedy
       Title:  Secretary                       President


                                         RADNOR MANAGEMENT, INC.


Attest:/s/ CJWilliamson                  By: /s/  Michael T. Kennedy
       ---------------------                ------------------------
       Name:  CJWilliamson                     Michael T. Kennedy
       Title:  Secretary                       President




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                                         RADNOR DELAWARE, INC.


Attest:/s/ CJWilliamson                  By: /s/  Michael T. Kennedy
       ---------------------                ------------------------
       Name:  CJWilliamson                     Michael T. Kennedy
       Title:  Secretary                       President



                                         FIRST UNION NATIONAL BANK,
                                          as Trustee


Attest: /s/ Ralph E. Jones               By: /s/  Alan G. Finn
       ---------------------                ------------------------
       Name:  Ralph E. Jones                       Alan G. Finn
       Title:  C.T.O.                          Assistant Vice President

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